Exhibit 10.1

AMENDMENT NO. 1

TO THE

PERFORMANCE FOOD GROUP COMPANY

2015 OMNIBUS INCENTIVE PLAN

This Amendment No. 1 to the Performance Food Group Company 2015 Omnibus Incentive Plan (the “Amendment”) is made effective as of [●], 2019.

WHEREAS, Performance Food Group Company (the “Company”) previously adopted the Performance Food Group Company 2015 Omnibus Incentive Plan (the “Plan”) for the purpose of providing a means through which the Company and other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and other members of the Company Group can acquire and maintain an equity interest in the Company or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders; and

WHEREAS, in order to continue the purposes of the Plan, the Company desires to amend the Plan to (i) increase the aggregate number of shares of Common Stock available for the issuance of Awards under the Plan from 4,850,000 to 8,850,000; (ii) set the limit on the value, per fiscal year, of the maximum number of shares of Common Stock, taken together with cash fees paid to such Non-Employee Director, that may be awarded to a Non-Employee Director to $1,000,000; (iii) amend the terms governing which shares of Common Stock subject to Awards of Options or SARs granted under the Plan may again be available for issuance; (iv) set the limit on the maximum number of shares of common stock for which stock options or stock appreciation rights may be granted to any individual participant during any single fiscal year to 1,000,000; (v) set the limit on the maximum number of shares of common stock for which performance compensation awards denominated in shares may be granted to any individual participant in respect of a single fiscal year to 1,000,000; (vi) require that certain Awards granted under the Plan be granted subject to a minimum vesting period; (vii) require the dividends and dividend equivalents be subject to the same terms and conditions as the underlying Awards; and (viii) make other technical and conforming changes; and

WHEREAS, at its meeting duly called and held on September 16, 2019, the Board of Directors of the Company approved such amendment to the Plan, and at the annual meeting of the stockholders of the Company duly called and held on November 13, 2019, the stockholders of the Company approved such amendment.

NOW, THEREFORE, the Plan is hereby amended in the following respects:

1.    Administration. Section 4(b) of the Plan is hereby deleted in its entirety and replaced with the following:

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards, or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting of Awards and waive any conditions or restrictions imposed with respect to Awards or the shares of Common Stock issued pursuant to Awards; (x) adopt Sub-Plans; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

2.    Limitations. Section 5(b) of the Plan is hereby deleted in its entirety and replaced with the following:

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 8,850,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 1,000,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (iii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 1,000,000 shares of Common Stock may be issued in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such share-denominated Performance Compensation Award is paid in cash, other securities, other Awards, or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); and (vi) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 11(a) of the Plan) shall be $10,000,000.

3.    Shares Subject to Plan. The following sentence is hereby added to the end of Section 5(c) of the Plan.

Notwithstanding the foregoing, shares of Common Stock subject to an Award of Options or SARs granted under the Plan on or after November 13, 2019 may not again be made available for issuance under the Plan if such shares of Common Stock are: (i) delivered to or withheld by the Company in payment of the (x) Exercise Price or (y) taxes relating to the Options or SARs, or (ii) repurchased on the open market with the proceeds of an Option exercise.

4.    Minimum Vesting Requirement. A new Section 5(f) is hereby added to the end of Section 5 of the Plan to read as follows:

(f) Notwithstanding any other provision of the Plan to the contrary, Awards (or any installment or portion thereof) granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (ii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5(b) (subject to adjustment under Section 12).

5.    Stock Certificates. Section 9(b) of the Plan is hereby deleted in its entirety and replaced with the following:

(b) Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided, that, dividends payable on shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

6.    Dividends and Dividend Equivalents. Section 14(c) of the Plan is hereby deleted in its entirety and replaced with the following:

(c) Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards, or other property on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, or reinvestment in additional shares of Common Stock, Restricted Stock, or other Awards; provided, that (i) no dividends, dividend equivalents, or other similar payments shall be payable in respect of outstanding Options or SARs and (ii) dividends and dividend equivalents shall be subject to the same restrictions and risks of forfeiture (including any service-based or performance-based vesting conditions) as the Awards to which they relate and be paid within fifteen (15) days after the Awards to which they relate are earned and become payable or distributable.

7.    Defined Terms. Unless otherwise defined herein, each of the capitalized terms used in this Amendment shall have the meaning given to it in the Plan.

8.    No Further Amendments. Except as specifically amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

Executed effective as of the date first set forth above.

PERFORMANCE FOOD GROUP COMPANY

By:

Title:

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